                                                                    EXHIBIT 10.3

            FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

          This First Amendment to Amended and Restated Credit Agreement (the "Amendment") is entered into as of July 24, 2002 by and among:

     Cybex International, Inc., a New York corporation, having a place of business at 10 Trotter Drive, Medway, Massachusetts 02053 (the "Borrower");

     Cybex Capital Corp., Eagle Performance Systems, Inc., General Medical Equipment, Ltd., Lumex Bed Systems, Inc., Cybex Fitness Gerate Vertriebs GmBH, and Tectrix Fitness Equipment, Inc. (individually, a "Guarantor" and collectively, the "Guarantors");

     The Lenders party to the Credit Agreement (defined below) (hereinafter collectively, the "Lenders"); and

     Wachovia Bank, National Association (f/k/a First Union National Bank), as Administrative Agent for the Lenders (hereinafter, in such capacity, the "Administrative Agent"), having a principal place of business at One First Union Center, 301 South College Street, TW-5, Charlotte, North Carolina 28288-0537;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

                                   WITNESSETH:

1. Background. On December 21, 2001, the Administrative Agent, the Lenders, the Borrower and the Guarantors entered into an Amended and Restated Credit Agreement (the "Credit Agreement"). Various Events of Default have arisen under the Credit Agreement. The Borrowers and the Guarantors have requested that the Lenders and the Administrative Agent waive such Events of Default and amend certain provisions of the Credit Agreement, and the Lenders and the Administrative Agent are willing to do so, on the terms and conditions set forth herein.

2. Definitions. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

3. Amendment to Section 1. Section 1 of the Credit Agreement is hereby amended as follows:

a. By adding the following new definition in appropriate alphabetical order:

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               "Deferred Fee: Is defined in Section 2.6(g).

b. By adding the following new definition in appropriate alphabetical order:

               "Excess Land": The land located in Medway, Massachusetts, more particularly described on Schedule 1.1A hereto.

c. By adding the following new definition in appropriate alphabetical order:


               "First Amendment Fee": Is defined in Section 2.6(f).

4. Amendments to Section 2. Section 2 of the Credit Agreement is hereby amended as follows:

a. The provisions of Section 2.1(a) are hereby amended by deleting clause (ii) of the proviso in its entirety and substituting ------- the following in its stead:

               (ii) with regard to the Lenders collectively, the sum of the aggregate amount of outstanding Revolving Loans shall not exceed the lesser of (x) ELEVEN MILLION AND 00/100 DOLLARS ($11,000,000) (as such aggregate maximum amount may be reduced from time to time as provided herein, the "Revolving Committed Amount") less the Trade Letter of Credit Sublimit, or (y) the Borrowing Base.

b. The provisions of Sections 2.2(b)(i) and (ii) are hereby deleted in their entirety and the following substituted in their stead:

               (i) Term Loan A. The Borrower shall pay the aggregate principal amount of the Term Loan A in consecutive monthly installments, each of which, but the last, shall be in the amount of $221,065.00. The Borrower shall make the first such monthly installment on the Closing Date and, thereafter, the Borrower shall make consecutive monthly installments commencing February 1, 2002 and continuing on the first Business Day of each month thereafter (other than July 1, 2002, on which date no payment shall be due). In addition, the Borrower shall make monthly installments of principal in the sum of $110,532.50 each on the last day of September, October, November and December, 2002. The final payment, in an amount equal to the outstanding principal balance of the Term Loan A, together with all accrued and unpaid interest and costs shall be due and payable on the Term Loan Maturity Date.

               (ii) Term Loan B. The Borrower shall pay the aggregate principal amount of the Term Loan B in consecutive monthly installments, each of which, but the last, shall be in the amount of $45,139.00. The Borrower shall make the first such monthly installment on the Closing Date and, thereafter, the Borrower shall make consecutive monthly installments commencing February 1, 2002 and continuing on the first Business Day of each month thereafter (other than July 1, 2002, on which date no payment shall be due). In addition, the Borrower shall make monthly installments of principal in the sum of $22,569.50 each on the last day of September, October, November and December, 2002. The final payment, in an amount equal to the outstanding principal balance of the Term Loan B, together with all accrued and unpaid interest and costs shall be due and payable on the Term Loan Maturity Date.

c. The first sentence of Section 2.5(a) is hereby deleted in its entirety and the following substituted in its stead:

               The Borrower may from time to time permanently reduce the aggregate amount of the Revolving Commitments in whole or in part without premium or penalty upon three (3) Business Days' prior written notice to the Administrative Agent; provided that, after giving effect to any such voluntary reduction, the Revolving Loans then outstanding shall not exceed the Aggregate Revolving Committed Amount, as reduced, less the Trade Letter of Credit Sublimit.

d. The provisions of Section 2.5(b)(iii) are hereby amended to add the words "or from the conversion of the Debt described in Sections 6.1(h) or 6.1(i) hereof to capital stock of the Borrower" immediately after the words "ordinary course of business" and before the parenthetical in the fourth line thereof.

e. The provisions of Section 2.5(b)(iv) are hereby deleted in their entirety and the following substituted in their stead:

               Mandatory Prepayment on Revolving Loans. If, at any time, the aggregate amount of Revolving Loans then outstanding shall exceed the lesser of (i) the Aggregate Revolving Committed Amount, as reduced from time to time less the Trade Letter of Credit Sublimit, or (ii) the Borrowing Base then in effect, the Borrower shall immediately make payment on the Revolving Loans in an amount sufficient to eliminate the excess.

f. The provisions of Section 2.6(e) are hereby deleted in their entirety and the following substituted in their stead:

               (e) Limited Waiver and Amendment Fee. The accrued and unpaid amendment fee established under the Limited Waiver and Amendment No. 4 in the sum of $562,000 (the "Limited Waiver and Amendment Fee") shall be payable as follows: the Borrower shall pay (i) one-half of such amendment fee on the earliest of (A) December 31, 2002, or (B) the sale of the Excess Land, or (C) the refinancing of any of the real estate covered by the Mortgages, and (ii) the balance shall be due and payable in full on the Termination Date, provided that if the Borrower repays the Obligations in full on or before September 30, 2002, and the payment of the Obligations have not theretofore been accelerated due to the occurrence of an Event of Default (including, without limitation, a deemed acceleration as provided for in clause (A) of Section 7 below), then such Limited Waiver and Amendment Fee shall be waived, and provided further that if the Borrower repays the Obligations in full after September 30, 2002, but prior to the Termination Date, and the payment of the Obligations have not theretofore been accelerated due to the occurrence of an Event of Default (including, without limitation, a deemed acceleration as provided for in clause (A) of Section 7 below), then the remaining portion of the Limited Waiver and Amendment Fee which otherwise would have become due after the earliest of the events described in clause (i)(A), (B), or (C) above shall be waived. The Obligations with respect to any outstanding Letters of Credit shall, for purposes of this clause (e), be deemed repaid in full if the Borrower provides to the Administrative Agent a letter of credit (the "Back to Back LOC") in favor of the Administrative Agent from a financial institution reasonably acceptable to the Administrative Agent in an amount sufficient to reimburse the Administrative Agent, the Issuing Lender and the Lenders for any fees accruing on, and drawings under, such Letters of Credit, and which Back to Back LOC is otherwise in form and substance reasonably satisfactory to the Administrative Agent. The Borrower acknowledges and agrees that the Limited Waiver Amendment Fee has been fully earned, and is not subject to refund or rebate except as provided for herein, and shall be retained as a fee and not applied in reduction of the principal, interest or other amounts due in connection with the Loans.

g. The provisions of Section 2.6 are hereby amended by adding the following new subparagraphs:

               (f) First Amendment Fee. The Borrower shall pay to the Agent for the ratable benefit of the Lenders an additional amendment fee (the "First Amendment Fee") in the sum of $50,000. The First Amendment Fee shall be payable as follows: (i) the sum of $15,000 shall be paid on the effective date of the First Amendment to Amended and Restated Credit Agreement, (ii) the sum of $15,000 shall be paid on the earlier of repayment in full of the Obligations or September 9, 2002, and (iii) the sum of $20,000 shall be paid on the earlier of repayment in full of the Obligations or October 9, 2002. The First Amendment Fee shall be fully earned upon the effective date of the First Amendment to Amended and Restated Credit Agreement. The First Amendment Fee shall not be subject to refund or rebate under any circumstances, and shall be retained as a fee and not applied in reduction of the principal, interest or other amounts due in connection with the Loans.

               (g) Deferred Fee. . The Borrower shall pay to the Agent for the ratable benefit of the Lenders a deferred fee (the "Deferred Fee") in the sum of $400,000 on March 31, 2003; provided that if the Borrower repays the Obligations in full on or before March 31, 2003, and the payment of the Obligations have not theretofore been accelerated due to the occurrence of an Event of Default (including, without limitation, a deemed acceleration as provided for in clause (A) of Section 7 below), then such Deferred Fee shall be waived. The Obligations with respect to any outstanding Letters of Credit shall, for purposes of this clause (g), be deemed repaid in full if the Borrower provides to the Administrative Agent a Back to Back LOC in favor of the Administrative Agent from a financial institution

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

               reasonably acceptable to the Administrative Agent in an amount sufficient to reimburse the Administrative Agent, the Issuing Lender and the Lenders for any fees accruing on, and drawings under, such Letters of Credit, and which Back to Back LOC is otherwise in form and substance reasonably satisfactory to the Administrative Agent. The Borrower acknowledges and agrees that the Deferred Fee has been fully earned, and is not subject to refund or rebate except as provided for herein, and shall be retained as a fee and not applied in reduction of the principal, interest or other amounts due in connection with the Loans.

5. Amendments to Section 5. Section 5 of the Credit Agreement is hereby amended as follows:

a. By deleting the number "$5,500,000" in Section 5.9(a) for the period ending September 30, 2002 and inserting the number "$4,000,000" in its stead.

b. By deleting the number "$9,500,000" in Section 5.9(a) for the period ending December 31, 2002 and inserting the number "$7,500,000" in its stead.


c. By amending Section 5.9(b) to provide that the Leverage Ratio (i) for the quarter ending September 30, 2002 shall not be greater than 4.5:1.0, and (ii) for the quarters ending December 31, 2002 and March 31, 2003 shall not be greater than 4.0:1.0. All provisions of Section 5.9(b) relating to other periods remain unchanged.

d. By adding the following new subsection thereto:

               5.19 Sale of Excess Land; Refinancing of Mortgaged Properties.

               (a) The Borrower shall use it best efforts to enter into a purchase and sale agreement for the sale of, the Excess Land on or before September 30, 2002 and to obtain a commitment to refinance the real estate which is the subject of the Mortgages on or before September 30, 2002, in each case on terms reasonably acceptable to the Lenders (it being understood that, without limiting the foregoing, such refinancing terms will not be deemed reasonably acceptable to the Lenders unless the net cash proceeds from the Debt Issuance with respect to such real estate to be applied in reduction of the Obligations pursuant to Section 2.5 hereof are at least $10,000,000).

               (b) The Borrower shall use its best efforts to consummate the sale of the Excess Land and the refinancing of the real estate which is the subject of the Mortgages on or before October 15, 2002, in each case on terms reasonably acceptable to the Lenders (it being understood that, without limiting the foregoing, such refinancing terms will not be deemed reasonably acceptable to the Lenders unless the net cash proceeds from the Debt Issuance with respect to such real estate to be applied in reduction of the Obligations pursuant to Section 2.5 hereof are at least $10,000,000).

               (c) In the event that (i) the Borrower fails to enter into a purchase and sale agreement for the sale of the Excess Land and to obtain a commitment for the refinancing of the real estate in accordance with the provisions of clauses (a) and (b) of this
               Section 5.19 on or before September 30, 2002, or (ii) the Borrower fails to consummate the sale of the Excess Land and the refinancing of the real estate in accordance with the provisions of clauses (a) and (b) of this Section 5.19 on or before October 15, 2002 (it being understood that time is of the essence in all cases), the Borrower shall cause UM Holdings Ltd. to make a loan subordinated to the Obligations to the Borrower in the sum of $500,000 on the terms specified in Section 6.1(i) and otherwise reasonably acceptable to the Lenders, such loan to be received on or before (x) September 30, 2002 if the provisions of clause
               (c)(i) hereof are applicable, or (y) October 15, 2002 if the provisions of clause (c)(ii) hereof are applicable. Such loan shall be in addition to the Debt described in Section 6.1(h) hereof.

6. Amendments to Section 6. Section 6 of the Credit Agreement is hereby amended by adding the following new clauses to Section 6.1:

               (h) Unsecured subordinated Debt to UM Holdings Ltd in the principal sum of $500,000 and otherwise on terms reasonably acceptable to the Lenders. Without limiting the foregoing, such Debt shall provide that no payments of principal or interest thereon shall be made until the Obligations are irrevocably paid in full, a Back to Back LOC issued in favor of the Administrative Agent, and all obligations of the Lenders to make Loans hereunder terminated. Further, such Debt shall provide that upon the occurrence of any events described in Section 7(e) hereof, such Debt shall be automatically and without further action converted to common stock of the Borrower on terms reasonably acceptable to the Lenders. Such Debt shall be subject to a subordination agreement in favor of and reasonably satisfactory to the Lenders

               (i) Unsecured subordinated Debt to UM Holdings Ltd. in the principal sum of $500,000 incurred pursuant to Section 5.19(c) hereof and otherwise on the same terms set forth in Section 6.1(h) hereof. Such Debt shall be subject to a subordination agreement in favor of and reasonably satisfactory to the Lenders

7. Waiver of Existing Financial Covenant and Payment Defaults. The Administrative Agent and the Lenders hereby waive any Events of Default arising under Section 5.9 of the Credit Agreement for all periods ending on or before June 30, 2002 and any Events of Default arising from the Borrower's failure to have made the required payments of principal on the Term Loans under Section 2.2 of the Credit Agreement which were due on July 1, 2002 This waiver relates only to the specific periods described above, is a one time waiver and shall not be deemed to be a continuing waiver of the Borrower's obligation to comply with the provisions of Sections 2.2 and 5.9 for all periods subsequent to June 30, 2002.

8. Waiver of Claims

a. The Borrower and the Guarantors each acknowledge and agree that they do not have any offsets, defenses, or counterclaims against the Administrative Agent, the Issuing Lender, or the Lenders with respect to the Credit Agreement, the Guaranties, any other Credit Documents, or otherwise. To the extent that any such offsets, defenses or counterclaims may exist, the Borrower and each Guarantor hereby WAIVES and RELEASES the Administrative Agent, the Issuing Lender, the Lenders and their respective officers, representatives, counsel, trustees, and directors from any and all actions, causes of action, claims, demands, damages, and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected. The Borrower and each Guarantor shall execute and deliver to the Administrative Agent, the Issuing Lender and each Lender such releases as the Administrative Agent, the Issuing Lender or any Lender may request to confirm the foregoing.

b. The Borrower and each Guarantor hereby ratifies and confirms that the Obligations (as modified hereby) are, and will continue to be, secured by the Collateral and the Guarantor Collateral.

9. Conditions to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Administrative Agent and the Lenders:

a. This Amendment shall have been duly executed and delivered by the respective parties hereto and shall be in form and substance satisfactory to the Administrative Agent and each of the Lenders.

b. All action on the part of the Borrower and each Guarantor necessary for the valid execution, delivery and performance by the Borrower and each Guarantor of this Amendment shall have been duly and effectively taken and evidence thereof satisfactory to the Administrative Agent and the Lenders shall have been provided to the Administrative Agent and each of the Lenders.

c. The Borrower shall have received the proceeds of the loan from UM Holdings Ltd. described in Section 6.1(h) hereof.

d. The Administrative Agent shall have received a limited guaranty of the Obligations under Section 5.19(c) of the Credit Agreement from UM Holdings Ltd. reasonably satisfactory in form and substance to the Administrative Agent and the Lenders.

e. The Borrower shall have paid (i) that portion of the First Amendment Fee which is due and payable on the effectiveness of this Amendment, (ii) the principal and interest payments on account of Term Loan A and Term Loan B which were due on August 1, 2002, and (iii) all overdue payments of principal and interest on each LOC Reimbursement Term Loan.

f. The Borrower shall have paid to the Administrative Agent and Lenders all expenses (including reasonable attorneys fees) and other amounts then due and owing pursuant to the Credit Documents for which invoices have been presented as of the date of execution hereof.

g. The Borrower and the Guarantors shall have provided such additional instruments and documents to the Administrative Agent and the Lenders as the Administrative Agent and the Administrative Agent's counsel may have reasonably requested.

10. General.

a. This Amendment shall be binding upon the Borrower and the Guarantors and their respective successors and assigns and shall enure to the benefit of the Administrative Agent, the Lenders, and their respective successors and assigns.

b. Any determination that any provision of this Amendment or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Amendment.

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

c. No delay or omission by the Administrative Agent or any Lender in exercising or enforcing any of its rights and remedies shall operate as, or constitute, a waiver thereof. No waiver by the Administrative Agent or any Lender of any of its rights and remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver.

d. This Amendment incorporates all discussions and negotiations among the Borrower, the Guarantors, the Administrative Agent and the Lenders, either express or implied, concerning the matters included herein, any custom, usage, or course of dealings to the contrary notwithstanding. No such discussions, negotiations, custom, usage, or course of dealings shall limit, modify, or otherwise affect the provisions hereof. No modification, amendment, or waiver of any provision of this Amendment or of any provision of any other agreement between the Borrower, the Guarantors, the Administrative Agent or any Lender shall be effective unless executed in writing by the party to be charged with such modification, amendment and waiver.

e. Except as modified hereby, all terms and conditions of the Credit Agreement and the other Credit Documents remain in full force and effect, and the Borrower and Guarantors hereby ratify and confirm all of the terms and conditions and warranties and representations set forth therein, and shall continue to comply therewith.

f. This Amendment shall be deemed to constitute a "Credit Document" for all purposes under the Credit Agreement.

g. The Borrower and each Guarantor shall execute such instruments and documents as the Administrative Agent and the Lenders may from time to time request in connection with the Credit Agreement and the other Credit Documents, this Amendment and the arrangements contemplated hereby.

                        [signature blocks on next pages]

It is intended that this Second Amendment take effect as a sealed instrument.

                                       CYBEX INTERNATIONAL, INC.

                                       By:  /s/ Arthur W. Hicks, Jr.
                                            ------------------------------------

                                       Print Name:  Arthur W. Hicks, Jr.
                                                    ----------------------------

                                       Title:  Vice President
                                               ---------------------------------

                                       CYBEX CAPITAL CORP.

                                       By:  /s/ Arthur W. Hicks, Jr.
                                            ------------------------------------

                                       Print Name:  Arthur W. Hicks, Jr.
                                                    ----------------------------

                                       Title:  Vice President
                                               ---------------------------------

                                       EAGLE PERFORMANCE SYSTEMS, INC.

                                       By:  /s/ Arthur W. Hicks, Jr.
                                            ------------------------------------

                                       Print Name:  Arthur W. Hicks, Jr.
                                                    ----------------------------

                                       Title:  Vice President
                                               ---------------------------------

                                       GENERAL MEDICAL EQUIPMENT, LTD.

                                       By:  /s/ Arthur W. Hicks, Jr.
                                            ------------------------------------

                                       Print Name:  Arthur W. Hicks, Jr.
                                                    ----------------------------

                                       Title:  Vice President
                                               ---------------------------------


                                       LUMEX BED SYSTEMS, INC.

                                       By:  /s/ Arthur W. Hicks, Jr.
                                            ------------------------------------

                                       Print Name:  Arthur W. Hicks, Jr.
                                                    ----------------------------

                                       Title:  Vice President
                                               ---------------------------------

                                        CYBEX FITNESS GERATE VERTRIEBS, GMBH

                                        By:  /s/ Arthur W. Hicks, Jr.
                                             -----------------------------------

                                        Print Name:  Arthur W. Hicks, Jr.
                                                     ---------------------------

                                        Title:  Vice President
                                                --------------------------------


                                        TECTRIX FITNESS EQUIPMENT, INC.

                                        By:  /s/ Arthur W. Hicks, Jr.
                                             -----------------------------------

                                        Print Name:  Arthur W. Hicks, Jr.
                                                     ---------------------------

                                        Title:  Vice President
                                                --------------------------------

AGREED AND ACCEPTED BY

WACHOVIA BANK, NATIONAL ASSOCIATION

By:  /s/ Ron R. Ferguson
     -------------------------------

Print Name:  Ron R. Ferguson
             -----------------------

Title:  Managing Director
        ----------------------------

FLEET NATIONAL BANK

By:  /s/ Kevin M. Behan
     -------------------------------

Print Name:  Kevin M. Behan
             -----------------------

Title:  Vice President
        ----------------------------

FLEET CAPITAL CORPORATION

By:  /s/ Robert A. Mahoney
     -------------------------------

Print Name:  Robert A. Mahoney
             -----------------------

Title:  Senior Vice President
        ----------------------------